EXCHANGE AGREEMENT

This Exchange Agreement (this "***Agreement***") is entered into as of April 18, 2024, by and between Accredited Solutions, Inc., a Nevada corporation (the "***Company***") and Janbella Group, LLC, a North Carolina limited liability company (the "***Investor***" and together with the Company, the "***Parties***").

WHEREAS, pursuant to those certain Securities Purchase Agreements by and between the Company and the Investor (the "***Purchase Agreements***" true and correct copies which are attached hereto as Exhibit A), the Company issued to the Investor, [Convertible Promissory Notes] (the "***Notes***" true and correct copies of which are attached hereto as Exhibit B) in exchange for loans by the Investor to the Company in the amounts and on such dates as set forth on Schedule A attached hereto;

WHEREAS, the Parties desire to exchange all of the Notes held by the Investor as set forth on Schedule A (the "***Surrendered Securities***") for 110 shares of Series B Convertible Preferred Stock of the Company (the "***Series B Preferred Shares***") with the designations, preferences, rights and limitations on the Series B Convertible Preferred Stock certificate of designation (true and correct copies of which are attached hereto as Exhibit C);

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note.

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. **Exchange**. The Company and Investor agree to exchange the Surrendered Securities for the Series B Preferred Shares (the "***Exchange***"). The Series B Preferred Shares shall be issued pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act (as defined herein). For the avoidance of doubt, it is agreed that upon the consummation of the transactions contemplated by the Exchange, the Notes will be null, void and of no further force and effect.

2. **Holding Period**. For the purposes of Rule 144, the Company represents, warrants and agrees that for the purposes of Rule 144, the holding period of the Series B Preferred Shares will include the Investor's prior holding periods under the Notes set forth on Schedule A. The Company agrees not to take a position contrary to this Section 2 in any document, statement, setting, or situation. Assuming the accuracy of the representations and warranties of the Investor contained herein, the Company acknowledges and agrees that, (i) upon issuance in accordance with the terms hereof, the Series B Preferred Shares will be eligible to be immediately resold pursuant to Rule 144, and (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Series B Preferred Shares becoming ineligible to be resold by the Investor pursuant to Rule 144.

3. **Deliverables**. The Company's Transfer Agent shall deliver to the Investor a duly

authorized book entry statement reflecting the duly issued Series B Preferred Shares ("***Book Entry Statement***"), and an irrevocable transfer agent instruction letter, officer's certificate, and a copy of the resolution of all of the members of the Company's board of directors approving the transactions contemplated by this Agreement (the "***Unanimous Consent***", and together with the Book Entry Statement, the "***Company Deliverables***").

4. **Representations and Warranties of the Company**. The Company hereby represents and warrants to the Investor as of the date hereof as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of Nevada, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Series B Preferred Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby. A copy of the unanimous written consent of the Company's Board of Directors is annexed hereto as Exhibit D.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Series B Preferred Shares and the performance of all of the Company's obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Offering. Subject in part on the accuracy of the Investor's representations herein, the offer, sale and issuance of the Series B Preferred Shares in conformity with the terms of this Agreement constitute transactions exempt from registration of under the Securities Act of 1933, as amended (the "***Securities Act***") and from all applicable state securities laws.

5. **Representations and Warranties of the Investor**. Investor hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing. The Investor is an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power. The Investor has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate, partnership, limited liability company or similar action, as applicable on the part of such Investor, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of such Investor's obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Investor and constitutes valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Own Account. Investor is acquiring the Series B Preferred Shares for its own account.

(e) Investor Status. The Investor is either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. Such Investor is not required to be registered as a broker- dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "***Exchange Act***").

6. **No Short Sales**. Investor, its successors, assigns and affiliates, agrees that so long the Series B Preferred Shares remain outstanding, Investor and its affiliates shall not, directly or indirectly, enter into or effect "short sales" of the common stock of the Company or hedging transaction which establishes a short position with respect to the common stock of the Company. The Company acknowledges and agrees that upon delivery of a conversion notice by the Investor, the Investor immediately owns the shares of common stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

7. **Condition Precedents**. The effectiveness of this Agreement as of the date first above written, is subject to the conditions precedent that: (a) an agreement in the same form as this Agreement is duly executed by all investors similarly situated to the Investor; and (b) copies of such agreements along with their respective Exhibits, are delivered to the Investor. This Agreement shall be null and void ab initio if the foregoing conditions are not met within thirty (30) days of the date first written above.

8. **Company Release**. Company, on behalf of themselves and their heirs, executors, administrators, agents, members, managers, directors, shareholders, officers, successors and assigns (all of the foregoing, collectively, the "Company Releasors"), hereby release and forever discharge the Investor (individually and together), its agents, attorneys, successors and assigns (all of the foregoing, collectively, the "Investor Releasees") from all liabilities, charges, claims, Agreements, causes of action, or suits, of whatever kind or nature, whether accrued, absolute,

contingent, liquidated or unliquidated, known or unknown, which the Company Releasors ever had, now have, or hereafter can, shall, or may have against the Investor Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or relating to, the Purchase Agreements, the Notes, and the executed documents related thereto.

9. **Miscellaneous**.

(a) Entire Agreement. This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b) Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.

(c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New Jersey for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(h) Survival. The representations and warranties contained herein shall survive the Exchange for the applicable statute oflimitations.

(i) Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature was an original thereof.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The word "including" shall be construed to include the words "without limitation." In this Agreement, unless the context otherwise requires, references

to the singular shall include the plural and vice versa.

(l) <u>WAIVER OF JURY TRIAL</u>. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THEPARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

JANBELLA GROUP, LLC
(Investor)

____
William Alessi
Manager

ACCREDITED SOLUTIONS INC.
(Company)

____
Eduardo Brito
Chief Executive Officer

SCHEDULE A

Security	Issue Date	Purchase Price	Principal Amount	Interest	Fees and Penalties	Total
Loan 1	07/17/2019	$ 110,000	$ 110,000	$ 52,347.94	$ 0.00	$ 162,347.94

EXHIBIT A

Purchase Agreements

See attached.

EXHIBIT B

Notes

See attached.

EXHIBIT C

Series B Convertible Preferred Stock

Certificate of Designation

See attached.

EXHIBIT D

Unanimous Written Consent of the Board of Directors

See attached.